Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this post-effective Amendment No.1 to Form F-1 [File No.333-283873] of our report dated December 22, 2022, with respect to our audit of the consolidated financial statements of Eshallgo Inc. for the year ended March 31, 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the such Prospectus.

/s/ Friedman LLP

Friedman LLP

New York, New York

April 28, 2025